Exhibit 10.2

SUBLEASE

    THIS SUBLEASE is made on January 1, 2009 (date) between DEBIT CARAD LOANS, LLC, A SOUTH DAKOTA LLC, (the "Lessee") and NATIONAL GOLF EMPORIUM, INC. A NEVADA CORPORATION (the “Sublessee”).
    In consideration of the payment of the rent and the performance of the promises by the Sublessee set forth below, the Lessee hereby leases to the Sublessee the following described Premises, with all the appurtenances, (the “Premises”) situated in JEFFERSON County, State of Colorado, the address of which is
OFFICE 3 AT 25188 GENESEE TRAIL ROAD #230, GOLDEN, CO  80401
Property Address

Legal Description

    The Premises are subleases unto the Sublessee from 12 o’clock noon January 1, 2009 to 12 o’clock noon on December 31, 2010 at a rental of $500.00 per month payable without notice and in advance, on the first day of each calendar month during the term of this sublease at the office of the Lessee at 25188 Gensess Trail Road #230, Golden , CO  80401.

    The Sublessee, in consideration of the leasing of the Premises, agrees to the following terms:
    1.The sublessee shall pay the rent for the Premises above-described.
    2. The subleessee shall, at the expiration of this Sublease, surrender the Premises in as good a condition as when the Sublessee entered the Premises, ordinary wear and tear excepted.  The Sublessee shall keep all sidewalks on and around the Premises free and clear from ice and snow; keep the entire exterior Premises from all litter, dirt, debris and obstructions; and keep the Premises in a clean and sanitary condition as required by the ordinances of the city and county in which the property is situate.
    3. The Sublessee shall not sublet any part of the Premises, nor assign the Sublessee, or any interest therein, without the written consent of the Lessee.
    4. The Sublessee shall use the Premises only as any lawful business and shall not use the Premises for any purposes prohibited by the laws of the United States or the State of Colorado, or of the ordinances of the city or town in which the Premises are located, and shall neither permit nor suffer any disorderly conduct, noise or nuisance having a tendency to annoy or disturb any persons occupying adjacent premises.
    5. The Sublessee shall neither hold, nor atte4mpt to hold, the Lessee, its agents, successors and assigns, liable for any injury, damage, claims or loss to person or property occasioned by any accident, condition or casualty to, upon or about the Premises including, but not limited to , defective wiring, the breaking or stopping of the plumbing or sewage upon the Premises, unless such accident, condition or casualty is directly caused by intentional or reckless acts or omission of the Lessee.  Notwithstanding any duty the Lessee may have hereunder to repair or maintain the Premises, in the event that the improvement upon the Premises are damaged by the negligent, reckless or intentional act or omission of the Sublessee or any employees, agents, invitees, licensees or contractors, the Sublessee shall bear the full cost of such repair or replacement.  The Sublessee shall hold Lessee, Lessee’s agents and their respective successors and assigns, harmless and indemnified from all injury, loss claims or damage to any person or property while on the Premises or any other part of Lessee’s property (or arising in any way out of Sublessee’s business) which is occasioned nu an act or omission of Sublessee. Sublessee’s employees, agents, invitees, licensees or contractors.  The Sublessee shall neither permit nor suffer the Premises, or the walls or floors thereof, to be endangered by overloading, nor the Premises to be used for any purpose which would rendered the insurance thereon void or the insurance risk more hazardous, nor make any alterations to or changes in, upon, or about the Premises without first obtaining written consent of the Lessee.  The Sublessee shall permit the Lessee to place it “For Rent” sign upon the Premises at any time after sixty (60) days before the end of the Sublease.
    6. To allow the Lessee to enter the Premises at any reasonable hour.
    IT IS EXPRESSLY UNDERSTOOD AND AGREED BETWEEN LESSEE AND SUBLESSEE AS FOLLOWS:
    7. The Sublessee shall be responsible for paying the following utilities. ☐ Electric  ☐ Gas  ☐ Water  ☐ Sewer  ☐ Phone  ☐ Refuse Disposal  ☐ Janitorial Services  ☐ Other ______________________________________
The ☒ Lessee ☐ Sublessee agrees to keep all the improvements upon the Premises including, but not limited to, structural components, interior and exterior walls, floors, ceiling, roofs, sewer connections, plumbing, wiring and glass in good maintenance and repair at their expense.  In the event of the Lessee is responsible for repair of the Premises, the Sublessee shall be obligated to notify the Lessee if any condition upon the Premises requiring repair and the Lessee shall be provided a reasonable time to accomplish said repair.

    8.           This sublease is subject to all of the terms and conditions of that primary lease for the Premises executed by Lessee on JULY 30, 3007 (date). Sublessee agrees to be bound by all terms and conditions of said lease, and agrees not to violate any of the COMB and conditions thereof, or cause the terms and conditions thereof to be violated.
    9.           No assent, express or implied, to any breach of any one or more of the agreements hereof shall be deemed or taken to be a waiver of any succeeding or other breach.
    10.           If after the expiration of this sublease, the Sublessee shall remain in possession of the Premises and continue to pay rent without a written agreement as to such possession, then such tenancy shall be regarded as a month-to-month tenancy, at a monthly rental, payable in advance, equivalent to the last month's rent paid under this sublease, and subject to all the terms and conditions of this sublease.
    1l ..           If  the Premises are left vacant and any part of the rent reserved hereunder is not paid, then the Lessee may, without being obligated to do so, and without terminating this sublease, retake possession of the Premises and rent the same for such rent, and upon such conditions as the Lessee may think best, making such change and repairs as may be required, giving credit for the amount of rent so received less all expenses of such changes and repairs, and the Sublessee shall be liable for the balance of the rent herein reserved until the expiration of the term of this sublease.
    12.           The security deposit in the amount of  $500.00 shall be returned to the Sublessee, or written accounting made therefor, listing the exact reasons for the retention of any portion of the security deposit, together with the balance of the security deposit, within sixty (60) days after termination of this sublease or surrender and acceptance of the Premises. The Lessee shall make any written statement by mailing said statement to the last known address of the Sublessee.
    13.           If the Sublessee shall be in arrears in the payment of any installment of rent or any portion thereof, or in default of any other covenants or agreements set forth in this Sublease ("Default"), and the Default remains uncorrected for a period of three (3) days after the Lessee has given written notice thereof pursuant to applicable law, then the Lessee may, at the Lessee's option, undertake any of the following remedies without limitation: (a) declare the term of the Sublease ended: (b) terminate the Sublessee's right to possession of the Premises and reenter and repossess the Premises pursuant to applicable provisions of the Colorado Forcible Entry and Detainer Statute; (c) recover all present and future damages, costs and other relief to which the Lessee is entitled; (d) pursue Lessee's lien remedies; (e) pursue breach of contract remedies: and/or (1) pursue any and all available remedies in law or equity. In the event possession is terminated by a reason of Default prior to expiration of the term, the Sublessee shall be responsible for the rent occurring for the remainder of the term, subject to the Lessee's duty to mitigate such damages. Pursuant to applicable law [13-40104(d.5). (e.5) and 13-40-107.5, C.R.S.J which is incorporated by this reference, in the event repeated or substantial Defaults) under the sublease occur, the Lessee may terminate the Sublessee's possession upon a written Notice to Quit, without a right to cure. Upon such termination, the Lessee shall have available any and all of the above-listed remedies.
    14.           In the event any dispute arises concerning the terms of this sublease or the non-payment of any sums under this sublease, and the matter is turned over to an attorney, the party prevailing in such dispute shall be entitled, in addition to other damages or costs, to receive reasonable attorney's fees from the other party.
    15.           In the event any payment required hereunder is not made within ten (10) days after the payment is due, a late charge in the amount of 5% of the payment will be paid by the Sublessee.
    16.           This sublease is made with the express understanding and agreement that, in the event the Sublessee becomes insolvent or is declared a bankrupt, the Lessee may declare this sublease ended, and all rights of the Sublessee hereunder shall terminate and cease.

THIS SUBLEASE shall be binding on the parties, their personal representatives, successors and assigns.

ADDITIONAL PROVISIONS

NATIONAL GOLF EMPORIUM, INC.	DEBIT CARD LOANS, LLC
/s/	/s/
SUBLESSOR	LESSEE